UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2012

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road		07920
Basking Ridge, New Jersey		(Zip Code)
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Avaya Inc. (“we,” “us,” “our” or the “Company”) announced today that, for the fourth quarter of fiscal 2012 ended September 30, 2012, the Company expects to report the following financial results: (i) revenue to be in the range of $1.270 billion to $1.277 billion, (ii) gross margin as a percentage of revenue to be approximately 54%, excluding the amortization of technology intangible assets and any other acquisition related adjustments, and (iii) Adjusted EBITDA to be in the range of $250 million to $260 million, with a cash balance as of September 30, 2012 of approximately $337 million.

The Company noted that its financial results for the fourth quarter of fiscal 2012 ended September 30, 2012 are preliminary and subject to the completion of its financial closing procedures and completion of the annual audit.

The information furnished under this Item 7.01 shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

The information furnished under this Item 7.01 includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA and gross margin as a percentage of revenue excluding the amortization of technology intangible assets and any other acquisition related adjustments.

EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is a non-GAAP measure of EBITDA further adjusted to exclude certain charges and other adjustments permitted in calculating covenant compliance under our debt agreements as further described in our annual and quarterly reports filed with the SEC.

We believe that including supplementary information concerning Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our debt agreements and because it serves as a basis for determining management compensation. In addition, we believe Adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, namely the Company’s pricing strategies, volume, costs and expenses of the organization.

Adjusted EBITDA has limitations as an analytical tool. Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, based on our debt agreements the definition of Adjusted EBITDA allows us to add back certain non-cash charges that are deducted in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other specific cash costs and expenses as defined in the agreements and that portion of our pension costs, other post-employment benefits costs, and non-retirement post-employment benefits costs representing the amortization of pension service costs and actuarial gain or loss associated with these employment benefits. However, these are expenses that may recur, may vary and are difficult to predict. Further, our debt agreements require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year. The above estimate of gross margin as a percentage of revenue excludes the amortization of technology intangible assets because we believe such calculation provides additional useful information to investors regarding our operations excluding those non-cash charges.

The estimate of Adjusted EBITDA provided in this Form 8-K has been determined consistent with the methodology for calculating Adjusted EBITDA as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011.

The Company currently expects to provide a reconciliation of its Adjusted EBITDA for the year ended September 30, 2012 to its most directly comparable GAAP financial measure in its Annual report on Form 10-K for the year ended September 30, 2012. Similarly, the Company currently expects to provide additional details regarding the calculation of gross margin as a percentage of revenue and the impact of the amortization of technology intangible assets and any other acquisition related adjustments for the year ended September 30, 2012 in its Annual Report on Form 10-K for the year ended September 30, 2012.

The preliminary financial data included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

Forward-Looking Statements

Certain statements contained in this Form 8-K are forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should” or “will” or other similar terminology and include, among other things, statements regarding our long-range business model. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause the Company’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from expectations include: the Company’s ability to develop and sell advanced communications products and services, including unified communications, contact centers and data solutions; the Company’s ability to develop its indirect sales channel; economic conditions and the willingness of enterprises to make capital investments; the market for advanced communications products and services, including unified communications and business collaboration solutions; the Company’s ability to remain competitive in the markets it serves; the Company’s ability to manage its supply chain and logistics functions; the ability to protect the Company’s intellectual property and avoid claims of infringement; the Company’s ability to effectively integrate acquired businesses; the Company’s ability to maintain adequate security over its information systems and recover critical systems; environmental, health and safety laws, regulations, costs and other liabilities; the Company’s ability to mitigate risks associated with climate change; the ability to retain and attract key employees; risks relating to the transaction of business internationally; pension and post-retirement healthcare and life insurance liabilities; the Company’s degree of leverage and its effect on the Company’s ability to raise additional capital and to react to changes in the economy or its industry; and liquidity and access to capital markets. The Company cautions that the foregoing list of important factors may not contain all of the material factors that are important to investors. For a further list and description of such risks and uncertainties, please refer to the Company’s filings with the SEC that are available at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: October 17, 2012	By:	/s/ David Vellequette
Name: David Vellequette
Title: Chief Financial Officer